Exhibit 21

                              LIST OF SUBSIDIARIES


The following is a list of all subsidiaries of Trustmark as of December 31, 2004, and the jurisdiction in which each was organized. Each subsidiary does business under its own name.

Name                                                Jurisdiction Where Organized
---------------------------------------             ----------------------------
Trustmark National Bank                                       Mississippi
F. S. Corporation                                             Mississippi
First Building Corporation                                    Mississippi
Somerville Bank & Trust Company                                Tennessee
Trustmark Securities, Inc. (1)                                Mississippi
The Bottrell Insurance Agency, Inc. (1)                       Mississippi
Trustmark Investment Advisors, Inc. (1)                       Mississippi
Fisher-Brown, Incorporated (1)                                  Florida


         (1) Subsidiary of Trustmark National Bank.